                       THIRD AMENDMENT TO GEOTHERMAL LEASE

          THIS THIRD AMENDMENT TO GEOTHERMAL LEASE (the "Third Amendment") is
made and entered into as of April 12, 1991, by and between MAGMA POWER COMPANY, a Nevada corporation ("Lessor") and MAMMOTH-PACIFIC, L.P., a California limited partnership ("Lessee") with reference to the foregoing facts:

          A. Magma Energy, Inc., a Nevada corporation, and Holt Geothermal
Company, a California corporation, entered into that certain Geothermal Lease dated August 31, 1983, and recorded in memorandum form on September 6, 1983, in
Book 389, Page 37 of Official Records of Mono County, California (the "Original
Lease").

          B. Magma Energy, Inc. has merged with and into Lessor, and Lessor is the successor-in-interest to Magma Energy, Inc., by operation of law, as fee owner of the real property covered by the Original Lease.

          C. By an Assignment of Lease dated August 31, 1983, and recorded in memorandum form on September 20, 1983, in Book 390, Page 90 of the Official
Records of Mono County, California, Holt Energy Company assigned all of its right, title and interest in the Original Lease to Mammoth-Pacific, a California
general partnership ("MPGP").

          D. The Original Lease was previously amended by the First Amendment to
Geothermal Lease dated as of April 30, 1987 between Magma Energy, Inc. and MPGP
(the "First Amendment") and by the Second Amendment to Geothermal Lease dated as of January 1, 1990 between Lessor and MPGP (the "Second Amendment") (the
Original Lease, the First Amendment and the Second Amendment are referred to collectively herein as the "Lease").

          E. MPGP has dissolved and, as a result of such dissolution, Pacific
Geothermal Company, a California corporation ("PGC"), succeeded to 100% of
MPGP's interest in the Lease.

          F. PGC is a general partner of Lessee, holding not less than 50%
interests in both partnership capital and profits.

          G. By an Assignment and Assumption Agreement dated as of January 29,
1990 (the "Assignment Agreement"), PGC assigned an undivided 50% interest in the
Lease to Lessee and an undivided 50% in the Lease to the CD Companies (as defined in the Assignment Agreement) (the "CD Companies"). Said Assignment
Agreement was recorded in memorandum form on January 29, 1990 in Book 548, Page
592 of the Official Records of Mono County, California.

          H. Concurrently with the Assignment to the CD Companies described in
Recital G, the CD Companies assigned their entire interest in the Lease to
Lessee.

          I. Lessor and Lessee now desire to modify the Lease for purpose of, among other things, modifying and/or clarifying certain rights and obligations of Lessor and Lessee under the Lease.

          NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee agree to amend the Lease as follows:

          1. Definitions. All capitalized terms contained herein, unless otherwise defined, shall have the meanings ascribed to such terms in the Lease.

          2. Modification of Exhibit "A-l". Lessor and Lessee agree to amend
Exhibit "A-1" to the First Amendment promptly upon the occurrence of "firm operation" of each New Plant, which amendment(s) shall be prepared on the basis of the same assumptions used for purposes of initially preparing said Exhibit
"A-l", but which amendment(s) shall accurately reflect the appropriate commencement date for the effectiveness thereof.

          3. Modification of Exhibit "A-2". Exhibit "A-2" to the First Amendment
is hereby deleted in its entirety and Exhibit "A-2" hereto is substituted in its place.

          4. Property Taxes. Paragraph 18 of the Lease is hereby amended by adding the following before the last sentence of Paragraph 18:

          In this regard, all property taxes assessed by the Assessor on the respective property interests of the parties hereunder in respect of the leased land shall be shared by Lessee and Lessor in proportion to which the Assessor allocates the assessment of value among structures, improvements and personal property made or placed upon the leased land by Lessee, on the one hand, and the leased land as such (including the geothermal resources and the right to production thereof), on the other hand; provided, however, that any increase in tax assessments which arise after the date hereof by reason of a change in control of or ownership interests in Lessee shall be paid by Lessee, and Lessee shall indemnify and hold Lessor harmless therefor, including, without limitation, changes in control of or ownership interests in Lessee arising by reason of redemptions or transfers of interest. In addition, from and after January 1, 1990, Lessor and Lessee shall cooperate in good faith to pursue a joint strategy of settling on an agreed-upon methodology with the Assessor for valuation and allocation of property taxes, both historically and prospectively during the term of this Lease. Lessor and Lessee agree that each party shall represent its own interests as they shall appear and shall bear its own fees and costs, but shall seek, in good faith and to the extent reasonably practicable, to present a common position to the Assessor in a good faith effort to achieve the lowest overall property tax assessment applicable to both parties.

          5. Indemnification. Paragraph 18 of the Lease is hereby further amended by adding the following after the first sentence of Paragraph 18:

          Without limiting the generality of the foregoing or any other provision of this Lease (including, without limitation, Paragraphs 12 and 15 hereof) and in furtherance thereof, Lessee acknowledges that
          Lessor has not itself utilized or monitored Lessee's activities on the leased land and Lessee (i) acknowledges and agrees that Lessee is relying solely on its own investigation of the leased land with respect to the effect of (a) the presence, if any, of any underground tanks on the leased land or of any "hazardous substances", "hazardous materials" or "hazardous wastes" (as defined under federal or
          California Law) (collectively, the "Hazardous Materials"), (ii)
          assumes the risk of all liabilities, claims, demands, actions and causes of action arising out of any such storage tanks or Hazardous
          Materials on, at, in, under or about the leased land whether placed there now or at any point in the future while this Lease is in effect and, (iii) agrees to hold harmless, indemnify and defend Lessor against all claims with respect to the foregoing.

          6. Assignment of BLM Lease. Concurrently with the execution and delivery hereof, Lessor is assigning to Lessee all of Lessor's right, title and interest in and to that certain Geothermal Resource Lease (Mono-Long Valley
Parcel #12) dated March 1, 1982, between the United States and Magma Energy, as assigned to Lessor (the "BLM Lease"). In consideration for such Assignment,
Lessee shall pay to Lessor, on the date hereof, the amount of $89,468.06 by wire transfer of immediately available funds.

          7. BLM Approval. Lessee shall, within 180 days following the date hereof, obtain from the Department of Interior, Bureau of Land Management
("BLM") such approvals to the Assignment of the BLM Lease described in Paragraph
6 of this Third Amendment as may be required in accordance with 43 C.F.R.
3241.2, and either (a) Lessee shall post a bond satisfactory to BLM if required thereby or (b) if Lessor has heretofore posted a bond with BLM, then Lessee shall replace such bond and cause such bond to be released to Lessor. In the event Lessee fails to perform its obligations under this Paragraph 7, Lessee shall, upon request of Lessor, assign the BLM Lease to Lessor.

          8. Cross Default. Lessee shall be deemed to be in material breach of the Lease, as amended hereby, in the event

Lessee fails for any reason whatsoever to pay within five (5) days when due all royalties payable by Lessee to Lessor under the Lease, as amended hereby, in respect of the BLM Lease, including without limitation in the event the payment of all or any part of said royalties are determined to constitute impermissible overriding royalties. If Lessee or any lender or other party holding a beneficial interest in the BLM Lease fails to pay any royalty due under the BLM
Lease within sixty (60) days after such royalty comes due, Lessor shall have the right to terminate the Lease upon written notice to Lessee.

          9. BLM Lease Property Taxes. From and after the date hereof, Lessee shall pay all property taxes payable in respect of the BLM Lease property and all rental and royalties payable under the BLM Lease, as though Lessee were the direct and original lessee thereunder, and Lessee shall indemnify and hold harmless Lessor for all losses, liabilities, costs and expenses (including without limitation reasonable attorneys' fees) in respect thereof.

          10. Matters Concerning the BLM Leases. To the best of Lessor's knowledge, without any review of title reports but based solely on Lessor's not having received any notice, certificate or document to the contrary, Lessor has no reason to believe there are any defects in Lessor's title to the BLM Lease.
In addition, Lessor represents that all rental Payments and taxes attributable to the BLM Lease which have become due and payable have been paid in full.

          11. Effectiveness of Third Amendment. This Third Amendment shall be effective and become of full force and effect only upon receipt by Lessor of insurance binders or certificates in a form reasonably satisfactory to Lessor evidencing the maintenance by Lessee of all policies of insurance required to be maintained pursuant to Paragraph 18 of the Lease.

          12. Continued Effectiveness. Except as specifically provided in this
Third Amendment, the Lease shall remain in full force and effect in accordance with its original terms and conditions, except that the term "Lease" as used in the Lease shall hereafter mean the Lease as amended hereby.

          13. Counterparts. This Third Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single original instrument.

          14. Entire Agreement-Amendments. This Third Amendment, together with the Lease and those certain letter agreements date of even date herewith, between Lessor and Lessee, constitute the entire agreement of the parties with respect to the matters set forth herein, and the provisions hereof, together with the other documents enumerated in this Paragraph 14, shall supersede any and all prior agreements or understandings relating to the same subject matter.
The Lease, as amended hereby, may be further amended only

by a writing signed by a duly authorized representative of both parties.

          IN WITNESS WHEREOF, the parties hereto have caused this Third
Amendment to be signed by their duly authorized officers as of the day and year first above written.

                                        LESSOR:

                                        MAGMA POWER COMPANY, a Nevada
                                        corporation

                                        By: /s/ Jon R. Peele
                                            ------------------------------------
                                        Name: Jon R. Peele
                                        Its: Senior Vice President

                                        By: /s/ Wallace C. Dieckmann
                                            ------------------------------------
                                        Name: Wallace C. Dieckmann
                                        Its: Assistant Secretary

                                        LESSEE:

                                        MAMMOTH-PACIFIC, L.P., a California
                                        limited partnership

                                        By: Pacific Geothermal company,
                                            a California corporation,
                                            General Partner

                                            By: /s/ Illegible
                                                --------------------------------
                                            Name: ______________________________
                                            Its: Sr. Vice President

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------

                                        By: CD Mammoth Lakes I, Inc.,
                                            a MaryLand corporation
                                            General Partner

                                            By: /s/ Terry L. Ogletree
                                                --------------------------------
                                            Name: Terry L. Ogletree
                                            Its: President

                                            By:
                                                --------------------------------
                                            Name:
                                                  ------------------------------
                                            Its:
                                                 -------------------------------

                                  EXHIBIT "A-2"
                    EXISTING PLANT BASELINE REVENUE FORECAST

                                                BASELINE
                                                 REVENUE
       CAPACITY     NET    ENERGY   AGREEMENT   FORECAST
         PRICE    MW HRS    PRICE     PRICE       ($m)
       --------   ------   ------   ---------   --------
1987     .0194    70,000    .0700     .0894      6,258
1988     .0194    70,000    .0700     .0894      6,258
1989     .0194    70,000    .0700     .0894      6,258
1990     .0194    70,000    .0700     .0894      6,258
1991     .0194    70,000    .0700     .0894      6,258
1992     .0194    70,000    .0700     .0894      6,258
1993     .0194    70,000    .0700     .0894      6,258
1994     .0194    70,000    .0700     .0894      6,258
1995     .0194    70,000    .0700     .0894      6,258
1996     .0194    68,273    .0630     .0824      5,626
                  70,000*                        5,768*
1997     .0194    68,273    .0668     .0862      5,884
                  70,000*                        6,034*
1998     .0194    68,273    .0708     .0902      6,157
                  70,000*                        6,314*
1999     .0194    68,273    .0750     .0944      6,447
                  70,000*                        6,608*
2000     .0194    68,273    .0795     .0989      6,755
                  70,000*                        6,923*
2001     .0194    68,273    .0843     .1037      7,080
                  70,000*                        7,259*
2002     .0194    68,273    .0894     .1088      7,426
                  70,000*                        7,616*
2003     .0194    68,273    .0947     .1141      7,792
                  70,000*                        7,987*
2004     .0194    68,273    .1004     .1198      8,180
                  70,000*                        8,386*
2005     .0194    68,273    .1064     .1258      8,591
                  70,000*                        8,806*
2006     .0194    68,273    .1128     .1322      9,027
                  70,000*                        9,254*
2007     .0194    68,273    .1196     .1390      9,489
                  70,000*                        9,730*
2008     .0194    68,273    .1268     .1462      9,979
                  70,000*                       10,234*
2009     .0194    68,273    .1344     .1538     10,499
                  70,000*                       10,766*
2010     .0194    68,273    .1424     .1618     11,049
                  70,000*                       11,326*
2011     .0194    68,273    .1510     .1704     11,633
2012     .0194    68,273    .1600     .1794     12,251
2013     .0194    68,273    .1696     .1890     12,907
2014     .0194    68,273    .1798     .1992     13,602
2015     .0194    68,273    .1906     .2100     14,338
2016 and for the balance of the term of the Lease to be calculated using the same bases.

          For purposes of this Exhibit "A-2", the figures noted with an asterisk
(*) for the period between and including 1996 and 2010 shall be the effective figures for their corresponding years only until such time as 87.5% of the amount of the cumulative gross revenues attributable to the increment of megawatt hours sold each year by the Existing Plant between and including 68,274
MW hours and 70,000 MW hours equals $1,157,895, plus simple interest at a rate of 7% per annum beginning January 1, 1990 (on the full amount of $1,157,895 and not on the declining balance thereof). Thereafter, the numbers not noted with asterisk (*) during such period shall become effective for their corresponding years.

          The remaining amount representing 12.5% of the cumulative gross revenues attributable to the increment of megawatt hours sold each year by the
Existing Plant between and including 68,274 MW hours and 70,000 MW hours shall be paid to Lessor as additional Existing Plant Base Royalty, in addition to (1)
the Existing Plant Base Royalty to be paid to Lessor pursuant to Paragraph 5.1 of the Lease and (2) Bonus Royalty to be paid to Lessor pursuant to Paragraph
5.3 of the Lease.

                                  Exhibit "A-l"
                       New Plant Baseline Revenue Forecast
                                Revised June 1991

                         BASELINE
                         REVENUE
                         FORECAST
        YEAR               ($M)
------------------   ----------------
1991                  8,829
1992                  9,650
1993                 10,457
1994                 11,272
1995                 12,177
1996                 13,018
1997                 14,021
1998                 15,051
1999                 16,072
2000                 16,072
2001                  9,958
2002                 10,448
2003                 10,967
2004                 11,518
2005                 12,101
2006                 12,720
2007                 13,376
2008                 14,071
2009                 14,808
2010                 15,589
2011                 16,417
2012                 17,294
2013                 18,225
2014                 19,211
2015                 20,256
2016                 21,364
2017                 22,538
2018                 23,783
2019                 25,104
2020                 26,506
2021                 27,993
2022 and for the     To be calculated
balance of the       using the same
term of the Lease,   bases.

                                G A POWER COMPANY
                               10831 Old Mill Road
                              Omaha, Nebraska 68154

                                                                January 10, 1995

Via Certified Mail

Mammoth-Pacific L.P.                                                   RECEIVED
6055 E. Washington Blvd.
Commerce, CA 90040                                                   JAN 13 1995
Attn: Michael J. Walker
                                                                     M.J. WALKER

          Re: Change in Notice Address for Magma Power Company

Dear Mr. Walker:

          In connection with the acquisition of Magma Power Company by
California Energy Company, Inc., effective immediately, all notices to Magma
Power Company pursuant to the Geothermal Lease dated August 31, 1983, as amended by the First Amendment to Geothermal Lease dated April 30, 1982, the Second
Amendment to the Geothermal Lease dated January 1, 1990 and the Third Amendment to Geothermal Lease dated April 12, 1991 between Mammoth-Pacific L.P. and Magma
Power Company should be delivered to the following address:

                                        Magma Power Company
                                        c/o California Energy Company, Inc.
                                        10831 Old Mill Road
                                        Omaha, Nebraska 68154

                                        Attention: Vice President/Operations
                                        Tel: (402) 330-8900
                                        Fax: (402) 330-9888

                                        with copies to:

                                        Attention: General Counsel
                                        Tel: (402) 330-8900
                                        Fax: (402) 334-3746

                                        Sincerely,

                                        Magma Power Company

                                        By: /s/ John G. Sylvia
                                            ------------------------------------
                                            John G. Sylvia
                                            Senior Vice President,
                                            Chief Financial Officer

JGS/dc
cc: Pacific Energy